Exhibit 1


                  AGREEMENT REGARDING THE JOINT FILING OF
                                SCHEDULE 13G


The undersigned hereby agree as follows:

            (i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

            (ii) Each of them is responsible for the timely filing of such
Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but neither of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  April 7, 1999

                              MISSOURI RED QUARRIES, INC.


                              By   /s/  G. Thomas Oglesby, Jr.
                                   -------------------------------
                                Name:   G. Thomas Oglesby, Jr.
                                Title:  President


                              By   /s/  G. Thomas Oglesby, Jr.
                                  --------------------------------
                                Name:   G. Thomas Oglesby, Jr.,
                                        Individually